As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-259260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	27-2343603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Reinharz

Chief Executive Officer

10800 Galaxie Avenue

Ferndale, Michigan 48220

(877) 787-6268

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Weintraub

Weintraub Law Group PC

10085 Carroll Canyon Road, Suite 230

San Diego, California 92131

(858) 566-7010

From time to time after the effectiveness of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-259260) of Artificial Intelligence Technology Solutions Inc. (as amended, the “Registration Statement”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of filing Exhibit 10.1 and Exhibit 10.2 to the Registration Statement. No other changes have been made to the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists of only the facing page, this explanatory note, Item 16 of the Registration Statement listing the exhibits to the Registration Statement, the signature page, and the filed exhibits. Pursuant to Rule 462(d) under the Securities Act, this Post-Effective Amendment No. 3 shall become effective immediately upon filing with the Securities and Exchange Commission.

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Item 16.	Exhibits

EXHIBIT INDEX

Exhibit Number	Item

4.1*	Amended and Restated Bylaws

4.2*	Certificate of Designation of Series E Convertible Preferred Stock

4.3*

Amendment to Certificate of Designation of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to Registrant’s Transition Report on Form 10-KT filed with the Commission on March 12, 2018)

4.4*

Certificate of Designation of Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to Registrant’s Transition Report on Form 10-KT filed with the Commission on March 12, 2018)

4.5*	Amendment No. 2 to Certificate of Designation of Series F Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed with the Commission on August 24, 2021)

4.6*	Certificate of Designation of Series G Preferred Stock (incorporated by reference to Exhibit 3.4 to Registrant’s Transition Report on Form 10-KT filed with the Commission on March 12, 2018)

4.7†	Form of Warrant Agreement, including Form of Warrant Certificate

4.8†	Form of Unit Agreement, including Form of Unit Certificate

5.1*	Opinion of Weintraub Law Group PC

10.1**	Purchase Agreement between Registrant and GHS Investments, LLC, dated September 15, 2021

10.2**	Common Stock Purchase Agreement between Registrant and White Lion Capital, LLC, dated September 15, 2021

14.1*	AITX Code of Conduct (amended and restated)

23.1*	Consent of Weintraub Law Group PC (included in Exhibit 5.1)

23.2*	Consent of L J Soldinger Associates, LLC, Independent Registered Public Accounting Firm

*	Previously filed

**	Filed herewith

†	To be filed by an amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashville, State of Tennessee, on September 30, 2021.

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steven Reinharz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of September 30, 2021

Signature	Title

/s/ Steven Reinharz	Chief Executive Officer
Steven Reinharz	(Principal Executive Officer)
(Sole Director)

/s/ Anthony Brenz	Chief Financial Officer
Anthony Brenz	(Principal Financial Officer)
(Principal Accounting Officer)

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